Exhibit 99.1

FOR IMMEDIATE RELEASE

Iron Mountain to Acquire IO Data Centers U.S. Operations for Approximately $1.3 Billion

— Four U.S. Data Center Locations Will Add Approximately 62 Megawatts of Existing Capacity with Expansion Potential of a Further 77 Megawatts in Attractive Markets of Phoenix and New Jersey —

— Transaction Supports Company’s Goal to Shift Revenue Mix into Faster-growing Businesses and

Accelerates 2020 Revenue and Adjusted EBITDA Growth Expectations —

— Deal Expected to Close in Early 2018 and be Accretive to 2019 AFFO —

BOSTON — December 11, 2017 — Iron Mountain Incorporated (NYSE: IRM), the global leader in storage and information management services, today announced it has entered into a definitive agreement to acquire the U.S. operations of IO Data Centers LLC, a leading colocation data center services provider based in Phoenix, Arizona, for $1.315 billion plus up to $60 million based on future performance and subject to customary adjustments. With the transaction, Iron Mountain will acquire the land and buildings associated with four state-of-the-art data centers in Phoenix and Scottsdale, Arizona; Edison, New Jersey; and Columbus, Ohio. The existing data center space in the four owned facilities totals 728,000 square feet, providing 62 megawatts (MW) of capacity with expansion potential of an additional 77 MW in Arizona and New Jersey.

This agreement follows the acquisition of FORTRUST data center on September 1, 2017 and the announcement of Iron Mountain’s international data center expansion through the planned acquisition of two Credit Suisse data centers in the London and Singapore markets. Upon closing of the Credit Suisse and IO transactions in early 2018, Iron Mountain’s data center portfolio will total more than 90 MW of existing capacity, with an additional 26 MW of capacity currently under construction and planned and future expansion potential of another 135 MW.

“We continue to experience strong demand and growth in our data center business, with a focus on establishing a presence in the largest global markets for colocation and enterprise customers.  Our strategy includes organic expansion within our existing footprint, greenfield development in the largest U.S. markets such as our newly opened campus in Northern Virginia, and targeted acquisitions of properties with customer profiles that closely mirror our own,” said Iron Mountain President and CEO William L. Meaney.

“This transformative transaction is closely aligned with our strategy and we expect it to accelerate our growth profile by bringing our data center business to approximately 7% of total revenue and approximately 10% of Adjusted EBITDA by 2020 — significantly exceeding our initial goal — while enhancing business diversity and the margin profile of the company,” Meaney added. “We believe we can add significant value to IO’s U.S. operations by leveraging our strong brand that is synonymous with security and trust, and our relationships with more than 30,000 North American data management customers.

“The addition of IO’s data centers enhances our geographic diversification and provides market-leading exposure to Phoenix, the fourth fastest market for absorption in the U.S. in 2017, and the 12th largest data center market globally. Colocation and cloud providers have made significant investments in Phoenix in the past few years, as it boasts diverse energy sources and relatively inexpensive green power, as well as an attractive business environment,” said Mark Kidd, Senior Vice President and General Manager, Iron Mountain Data Centers. “Importantly, this transaction also enhances our ability to support the needs of the largest cloud providers through new development with expansion capacity in Phoenix as well as New Jersey, another attractive market due to its proximity to the New York metro area.”

“Additionally, IO brings a diversified roster of more than 550 customers that includes blue chip financial services, aerospace, federal government and technology companies among its Top 10, with no single customer representing more than 10% of total revenue. Its strong enterprise and cloud customer base is complementary to that of our existing data center business, and more than 40% of IO’s customers are also customers in our core records and data management businesses,” Kidd said.

“I am incredibly proud of the team at IO and the extraordinary company they have built since our founding in 2007,” said George D. Slessman, founder and CEO of IO. “We are pleased to enter into an agreement with Iron Mountain and excited by the potential this transaction represents. Iron Mountain’s deep customer relationships, global scale and excellent access to capital markets, combined with IO’s strong presence in the high-growth data center industry will provide attractive opportunities for our employees and a broader, more geographically diverse platform of facilities and services for our customers. We know Iron Mountain shares our commitment to the highest levels of customer service, security and operational quality, and we are confident our customers will be in good hands.”

Transaction Highlights

All four facilities provide access to large power networks with the ability to serve numerous enterprises in the respective data center markets and are designed to meet the security requirements of highly regulated vertical market segments.

IO Phoenix Campus

Leading interconnected campus with significant expansion potential

•                  Current data center capacity: 38 MW (approximately 95% utilization)

•                  Weighted average remaining lease term of 2.9 years

•                  Expansion capability: 2 - 3 MW through an expansion of the existing shell, plus an additional 60 MW on adjacent 9-acre owned and entitled parcel

IO Scottsdale

Raised floor with dedicated metro optical network to IO Phoenix campus

•                  Current data center capacity: 7 MW (approximately 88% utilization)

•                  Weighted average remaining lease term of 2.2 years

IO New Jersey Campus

830,000 square foot building, including approximately 400,000 square feet of warehouse space for subleasing; former New York Times printing building, partially fitted with data centers, offers proximity to Wall Street and healthcare firms

•                  Current data center capacity: 15 MW (approximately 79% utilization)

•                  Weighted average remaining lease term of 4.3 years

•                  Expansion capability: 15 MW

IO Ohio

Highly efficient data center

•                  Current data center capacity: 2 MW (approximately 98% utilization)

•                  Weighted average remaining lease term of 4.0 years

Transaction Economics

The transaction is anticipated to close in January 2018, subject to satisfaction of customary closing conditions. The total consideration of $1.315 billion, which does not include up to $60 million of potential additional payments, represents a multiple of 15x synergized 2018 EBITDA, post integration. While data center acquisitions of this magnitude were not part of the company’s previously disclosed 2020 plan, the company expects the transaction to accelerate its revenue and Adjusted EBITDA growth. Following this transaction and anticipated financing, the company remains on track to reduce its lease adjusted leverage ratio to approximately 5x, and lower its dividend payout as a percentage of Adjusted Funds From Operations to 70-75%, assuming annual dividend per share growth of approximately 4%, all of which are consistent with its 2020 plan.

The acquisition is expected to be modestly accretive to AFFO in 2019. The company will provide specifics of the impact of the transaction on 2018 full-year expectations when it provides guidance for next year on its fourth quarter/year-end reporting conference call in February 2018.

Advisors

Ardea Partners LLC, Evercore and Centerview Partners LLC are serving as financial advisors to Iron Mountain. Morgan, Lewis & Bockius LLP, Sullivan & Worcester, Weil, Gotshal & Manges LLP are serving as legal counsel to Iron Mountain for the acquisition. Barclays and JP Morgan also served as financial advisors to Iron Mountain on the transaction.

Goldman, Sachs & Co. are serving as financial advisors, and Simpson Thacher & Bartlett LLP are serving as legal counsel to IO.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is the global leader for storage and information management services. Trusted by more than 230,000 organizations around the world, Iron Mountain boasts a real estate network of more than 85 million square feet across more than 1,400 facilities in 53 countries dedicated to protecting and preserving what matters most for its customers. Iron Mountain’s solutions portfolio includes records management, data management, cloud services, document management, data centers, art storage and logistics, and secure shredding to help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information. Founded in 1951, Iron Mountain stores and protects billions of information assets, including critical business documents, electronic information, medical data and cultural and historical artifacts. Visit www.ironmountain.com for more information.

Forward Looking Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to the anticipated closing and funding of the acquisition, the future capacity and anticipated quality standards of the facilities, the financial impact of the transaction and future plans to grow our data center business, as well as our leverage and dividend ratios and targeted dividend growth. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When Iron Mountain uses words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, it is making forward-looking statements. Although Iron Mountain believes that its forward-looking statements are based on reasonable assumptions, Iron

Mountain’s expected results may not be achieved, and actual results may differ materially from its expectations. In addition, important factors that could cause actual results to differ from Iron Mountain’s expectations include, among others Iron Mountain’s ability to close the proposed acquisition in accordance with its terms, the risk that the conditions to completing the acquisition will not be satisfied on a timely basis or at all, risks that we may not be able to achieve our expectations for the business based on challenges in integration or the inability to retain key customers or employees, and risks related to changes in capacity or standards of the data center facilities. Other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of Iron Mountain’s present intentions and of its present expectations, which may or may not occur. Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Relations Contacts:

Melissa Marsden	Faten Freiha
Senior Vice President, Investor Relations	Director, Investor Relations
melissa.marsden@ironmountain.com	faten.freiha@ironmountain.com
(617) 535-8595	(617) 535-8404

Media Contacts:

Christian T. Potts	Kaitlyn Rawlett
Director, Corporate Communications	Weber Shandwick
christian.potts@ironmountain.com	krawlett@webershandwick.com
(617) 535-8721	(212) 445-8082